Exhibit 10.14
Tier I

FLUENCE ENERGY, INC. 2021 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Fluence Energy, Inc. (the “Company”).
The Company has granted the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”) and the special provisions for the Participant’s country of residence, if any, attached to the Agreement as Annex A-1 (the “Foreign Annex”), the terms of which are incorporated into this Grant Notice by reference. The name of participant receiving these RSUs (“Participant”) and the individual grant details, such as Grant Date, number of RSUs and Vesting Commencement Date (each as referenced herein), have been provided concurrently with this Grant Notice through our electronic acceptance system and are incorporated by reference into this Grant Notice as if included herein. In addition to such individual grant details, the Agreement and the Foreign Annex, additional terms and conditions of the RSUs are set forth below:
Vesting Schedule:
By Participant’s acceptance of the RSUs through our electronic acceptance system, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and the Foreign Annex. Participant has reviewed the Plan, this Grant Notice, the Foreign Annex and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Foreign Annex and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Foreign Annex or the Agreement.

FLUENCE ENERGY, INC.	PARTICIPANT
By:	Electronic Grant Acceptance in Computershare
Name:	Participant Name
Title:

RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement and the Plan. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice, the Plan and the Foreign Annex, if applicable, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. If the Foreign Annex applies to the Participant, in the event of a conflict between the terms of this Agreement, the Plan or the Foreign Annex, the terms of the Foreign Annex shall control.
1.3    Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice, except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated, except as otherwise specified in the Grant Notice. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as specified in the Grant Notice.
2.2    Settlement. If the Participant is not Retirement Eligible and will not be Retirement Eligible during the vesting period of any RSUs granted hereunder, then such RSUs will be settled in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSUs become vested. However, if the Participant is Retirement Eligible upon the Grant Date or will be eligible to become Retirement Eligible during the vesting period for any RSUs granted hereunder, then such RSUs that become vested will be settled in Shares as soon as administratively practicable, but in no event more than sixty (60) days, after the earlier of (i) the applicable Vesting Date for such RSUs or (ii) the Participant’s death. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Tax Withholding.

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(a)    Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s RSUs by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to Participant. Subject to Section 10.8 of the Plan and any Company insider trading policy (including blackout periods), Participant may satisfy such tax obligations:
(i)    in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted,
(ii)    to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the RSUs creating the tax obligation, valued at their Fair Market Value,
(iii)    if there is a public market for Shares at the time the tax obligations are to be satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or
(iv)    to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator.
(b)    Notwithstanding Section 3.2(a), unless otherwise limited by applicable law, the Administrator hereby permits withholding pursuant to Section 3.2(a)(ii) and (i) the Company shall withhold, or cause to be withheld, Shares otherwise issuable under this Agreement in satisfaction of any applicable tax withholding obligations and (ii) the applicable tax withholding obligation will be determined based on the applicable statutory individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, however, that (A) in no event shall the applicable withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (B) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(c)    Notwithstanding the foregoing, Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. Neither the Company nor any of its Affiliates commits and is under no obligation to structure the RSUs to reduce or eliminate Participant’s tax, insider trading or other liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

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4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.
4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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4.12    Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by the U.S. Securities and Exchange Commission rules. Without limiting the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
4.13    Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted consistent with such intent. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without the Participant’s consent, modify such provision to (a) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (b) maintain, to the maximum extent practicable, the original interest and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 4.13 does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to tax, interest and/or penalties under Section 409A of the Code.
4.14    Clawback. The RSUs shall at all times be subject to any clawback or similar policies or programs established by the Company, as may be amended from time to time (each, a “Clawback Policy”). In addition (and without limiting the Company’s rights and the Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the Nasdaq Global Market or any other securities exchange or interdealer quotation on which the Common Stock is listed or quote, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) and, upon request by the Company, Participant shall execute an acknowledgment with respect to any applicable Clawback Policy.
4.15    Special Provisions for RSUs Granted to Participants Outside the U.S. If the Participant performs services for the Company outside of the United States, the RSUs shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Annex. If the Participant relocates to the country included in the Foreign Annex during the life of the RSUs, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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